Exhibit 10.2


                           LOAN AND SECURITY AGREEMENT

     This Loan and Security Agreement (this "Agreement") is entered into by and between RDO Agriculture Equipment Co. ("Borrower") and CitiCapital Commercial Corporation ("CitiCapital") as of October 23, 2002.
                                                          --

     The date upon which this Agreement and all documents, instruments, certificates and other agreements required to be executed or delivered pursuant to the terms of this Agreement are executed or delivered is referred to in this Agreement as the "Closing Date". For mutual consideration, the receipt and sufficiency of which is hereby acknowledged by Borrower and CitiCapital, Borrower and CitiCapital hereby agree to the following terms and conditions:


                              1. CREDIT FACILITIES

1.1 LINE OF CREDIT. CitiCapital, in its sole discretion and subject to the terms and conditions of this Agreement, agrees to make loans to Borrower during the period from the Closing Date up to and including the last day of September, 2003 in an amount not to exceed, in the aggregate at any one time outstanding, the "Line of Credit" which will be an amount equal to the lesser of (a) the Maximum Line of Credit (as defined below) or (b) the Borrowing Base (as defined below).

1.2 MAXIMUM LINE OF CREDIT. The "Maximum Line of Credit" means, at any time, an amount equal to $7,000,000.

1.3 BORROWING BASE. The "Borrowing Base" means, at any time, an amount, as determined by CitiCapital in its sole discretion, equal to 95% of the net book value of Eligible Inventory calculated in accordance with GAAP (as defined below).

1.4 ELIGIBLE INVENTORY. "Eligible Inventory" shall mean the net book value of Borrower's inventory of new John Deere agricultural equipment or machinery, which are listed on a Borrowing Base Certificate, or any attachment thereto or which form the basis for Eligible Inventory.

1.5 BORROWING BASE CERTIFICATE. Borrower must provide, on or before the 15th day of each month and also on the day of each request for each Advance hereunder, which request is in excess of $2,000,000, Borrower must provide a Borrowing Base Certificate in form as provided on the attached Exhibit A and in content acceptable to CitiCapital and all other worksheets, certificates and schedules relating to the Borrowing Base Certificate as shall be required by CitiCapital in its sole discretion. Borrowing Base Certificates shall be mailed to the following address or such address as CitiCapital may specify in the future: CitiCapital Commercial Corporation, 250 East John Carpenter Freeway, Irving, Texas 75062, Attn: Wholesale Credit, 4 Decker.


                     2. SECURITY INTEREST AND DOCUMENTATION

2.1 SECURITY INTEREST. In order to secure the payment and performance of all absolute and all contingent obligations and liabilities of Borrower to CitiCapital now existing or hereafter arising under this Agreement, Borrower hereby grants to CitiCapital a security interest in and to the following described collateral (all herein referred to as the "Collateral"): all present and future inventory of agricultural equipment or machinery or other goods together with all attachments, accessories, exchanges, replacement parts, repairs and additions thereto, and all chattel paper, documents, general intangibles, instruments, accounts and contract rights now existing or hereafter arising with respect to any thereof and the cash and non-cash proceeds (including, without limitation, proceeds of proceeds) of any of the foregoing. In the event of default and upon the request of CitiCapital, Borrower will promptly (a) deliver to CitiCapital all Collateral required by CitiCapital, (b) mark all chattel paper, documents and instruments and Borrower's books of account, ledger cards and other records relative to the Collateral with a notation satisfactory to CitiCapital disclosing that they are subject to CitiCapital's security interest, (c) execute and deliver to CitiCapital such instruments, Uniform Commercial Code financing


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     statements, statements and agreements as CitiCapital may request to further evidence each advance or loan hereunder and the security interests granted under this Agreement, provided, however, Borrower's failure to comply with such request shall not affect or limit CitiCapital's security interest or other rights in and to the Collateral, and (d) permit CitiCapital or its representatives to examine the Collateral and Borrower's books and records at any and all reasonable times.

2.2 STATUS OF COLLATERAL. The Collateral is now, and at all times will be owned by Borrower free and clear of all liens, security interests, claims and encumbrances except for (i) the security granted to CitiCapital herein, or
     (ii) as specifically agreed to in writing by CitiCapital; and the interest of CitiCapital in the Collateral hereunder is and shall at all times be a valid, perfected, security interest therein.


                       3. ADVANCES, PAYMENTS AND INTEREST

3.1 ADVANCES. Subject to CitiCapital's discretion and the restrictions contained in this Agreement, Borrower may request and receive a loan or advance pursuant to this Agreement at any time when the aggregate outstanding advances to Borrower hereunder are less than the then specified Line of Credit. The minimum amount of any such advance is $100,000. CitiCapital will remit advances pursuant to the Line of Credit by wire transfer or automated clearinghouse payment. All proceeds of any loan or advance made by CitiCapital to or on behalf of Borrower under this Agreement must be used by Borrower in the continued operation of Borrower's business solely for internal business purposes and not for payment of dividends, loans, or acquisitions by any entity other than the Borrower.

     CitiCapital will in no event be obligated to make any loan or advance to or for the benefit of Borrower if (a) Borrower is then or has in the past been in default under the terms of this Agreement or any other agreement between Borrower and CitiCapital or between Borrower and any affiliate of CitiCapital, (b) guarantor, if any, terminates or attempts to terminate its guaranty of the obligations of Borrower, (c) the requested loan or advance would increase the amount outstanding under this Agreement to an amount in excess of the applicable Line of Credit on the date the loan or advance is made, (d) CitiCapital has not received a written request for such advance in form and content acceptable to CitiCapital and signed by an authorized officer or employee of Borrower by 12:00 p.m. one day prior to the requested funding date of such advance, or (e) there shall have been a material adverse change in the financial condition of Borrower or any guarantor from the Closing Date. All of Borrower's representations and warranties must be true and accurate on the date of any advance and the request for any such advance will constitute a re-issuance of such representations and warranties by Borrower on the date of the advance.

3.2 PAYMENTS. If, at any time, the aggregate principal amount of all loans outstanding under this Agreement exceeds the Line of Credit, Borrower will immediately pay CitiCapital the amount necessary to reduce the aggregate principal outstandings to an amount not exceeding the Line of Credit. Any payments made by Borrower to CitiCapital pursuant to this Agreement may be applied, at the option of CitiCapital, first to the payment of accrued but unpaid interest and then to reduce the principal balance of any then outstanding loan or advance. Any payments made by Borrower to CitiCapital pursuant to this Agreement may be applied, at the option of CitiCapital, first to indebtedness under this Agreement that is not secured, then to delinquency charges, then to the payment of accrued but unpaid interest, then to insurance payments, then to any other fees or other amounts payable hereunder other than indebtedness secured by a purchase money security interest in the Collateral, until all of such indebtedness is paid in full, and then to the indebtedness secured by a purchase money security interest in the Collateral in the order in which that indebtedness was incurred. CitiCapital's books and records will be prima facie evidence of the amount from time to time owing hereunder.

3.3 INTEREST AND RETURNED CHECKS. Borrower agrees to pay CitiCapital interest charges promptly as billed by the 15th of each month for such charges that have accrued during the prior month. Interest charges for each loan or advance which was outstanding pursuant to this Agreement during the prior month shall be computed and accrued at the lesser of (a) the Applicable Rate (as defined below) which is in effect during such month or (b) the lawful maximum rate, if any, in effect from time to time in the applicable jurisdiction for loans to borrowers of the type, in the amount, for the purposes, and otherwise of the kind


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     contemplated. However, the Applicable Rate will not be less than 5.0% per annum unless prohibited by law.

     The "Applicable Rate" shall be the Libor Rate, as defined below, in effect on the last business day of the prior month for interest charges accruing during such month (as used herein "business day" shall mean any day that is not a Saturday, Sunday or other day in which banking institutions in Dallas, Texas are generally authorized or required by law or executive order to close), plus 3.0% per annum, provided, however, that the Applicable Rate, as calculated on the date of this Agreement, shall not increase by more than 5.0% per annum.

     The "Libor Rate" shall mean the highest of the London Interbank Offered Rates published in the Money Rates section of THE WALL STREET JOURNAL as the average of Interbank offered rates for one month dollar deposits in the London market based upon quotations from major banks effective as to contracts entered into two days prior to publication by THE WALL STREET JOURNAL. In the event the Libor Rate, as published in THE WALL STREET Journal ceases to exist, or THE WALL STREET JOURNAL ceases publishing a Libor Rate, CitiCapital will substitute a comparable index that is outside the control of CitiCapital. In the event of an error by THE WALL STREET JOURNAL, the "Libor Rate" will be based upon the Libor Rate as corrected.

     BORROWER AGREES TO REIMBURSE CITICAPITAL IMMEDIATELY UPON DEMAND FOR ANY AMOUNT CHARGED TO CITICAPITAL BY ANY DEPOSITORY INSTITUTION BECAUSE A CHECK, DRAFT OR OTHER ORDER MADE OR DRAWN BY OR FOR THE BENEFIT OF BORROWER IS RETURNED UNPAID FOR ANY REASON AND, IF ALLOWED BY LAW, TO PAY CITICAPITAL AN ADDITIONAL HANDLING CHARGE IN THE AMOUNT OF $25.00 OR IN THE EVENT APPLICABLE LAW LIMITS OR RESTRICTS THE AMOUNT OF SUCH REIMBURSEMENT OR HANDLING CHARGE, THE AMOUNTS CHARGEABLE UNDER THIS PROVISION WILL BE LIMITED AND/OR RESTRICTED IN ACCORDANCE WITH APPLICABLE LAW.

     Time is of the essence hereof. If any payment is not received when due, the undersigned agrees to pay to the holder a delinquency charge calculated thereon at the rate of one and one-half percent (1 1/2%) per month for the period of the delinquency or, at CitiCapital's option, five percent (5%) of such payment, provided that such a delinquency charge is not prohibited by law, otherwise at the highest rate that the Borrower can legally obligate itself to pay and/or CitiCapital can legally collect.

3.4 TERM. The Line of Credit shall terminate on September 30, 2003. On the termination date, all amounts owing under the Line of Credit shall be due and payable in cash. CitiCapital shall also have the right to terminate this Agreement at any time without notice because of the occurrence of an Event of Default, in which event all advances and interest charges relating thereto shall be due and payable immediately upon demand. No termination hereunder shall in any way affect or impair any right of CitiCapital arising prior thereto or by reason thereof, nor shall any such termination relieve Borrower or any other party primarily or secondarily liable as to the advances until all of the advances and interest charges relating thereto are fully paid.


            4. FINANCIAL AND ORGANIZATIONAL COVENANTS AND INFORMATION

4.1 CORPORATE AUTHORIZATION AND ORGANIZATION. Borrower hereby warrants and agrees as follows:

     (a) Borrower warrants and agrees that the execution of and performance by Borrower under the terms of this Agreement have been approved for Borrower by all necessary corporate action and by Borrower's shareholders and that Borrower is and will continue to be a corporation validly existing under the laws of the state of North Dakota and is and will continue to be qualified and licensed to do business in all jurisdictions in which the nature of Borrower's business requires Borrower to be qualified or licensed;

     (b) So long as any amount remains unpaid under this Agreement, the Borrower will not take any action or allow any party to take any action to liquidate or dissolve Borrower, or make or allow any material change in the nature of its business as presently conducted, or acquire substantially


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          all of the membership interests or assets of, or consolidate or merge with, any other firm, company or corporation without the prior written consent of CitiCapital; and

4.2  FINANCIAL INFORMATION AND REPORTS.

     (a) Borrower represents that the fiscal year of Borrower currently ends January 31. Borrower agrees to notify CitiCapital in writing of any change in the fiscal year of Borrower at least 90 days prior to effectuating any such change. Borrower agrees to provide financial statements and such other information with respect to the business and operations of Borrower as CitiCapital may from time to time reasonably request. Without request, Borrower shall furnish to CitiCapital the following:

          (i) As soon as available, and in any event within 125 days after the end of each annual fiscal year of RDO Equipment Co. ("Guarantor") and its Subsidiaries (as defined below), a copy of the complete audit report for such fiscal period and accompanying financial statements (including balance sheet, statement of cash flow and profit and loss statement) of Guarantor and its Subsidiaries as prepared in accordance with GAAP (as defined below) and certified by independent certified public accountants of recognized standing selected by Guarantor.

               The term "Subsidiaries" of Guarantor means any corporation, partnership, limited liability company or other business entity of which an aggregate of more than fifty percent (50%) of the outstanding stock is, at the time, directly or indirectly, owned or controlled by Guarantor and/or one or more Subsidiaries of Guarantor.

               The term "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination.

          (ii) As soon as available, and in any event within 50 days after the end of each fiscal quarter period of Borrower a copy of the balance sheet and profit and loss statement of Borrower for such period, signed by a duly authorized officer of Borrower, in reasonable detail, prepared by Borrower in accordance with GAAP.

     (b) Borrower represents and warrants that all data and statements of fact furnished by Borrower and Guarantor to CitiCapital with respect to the business and financial condition of Borrower, Guarantor and its Subsidiaries were and continue to be true, accurate and correct and any such information hereafter furnished will be true, accurate and correct as of the date when such data or statement is furnished.

     (c) So long as any amount remains unpaid under this Agreement, Borrower will permit CitiCapital or CitiCapital's representatives to enter, at all reasonable times and during normal business hours, upon Borrower's premises or any other premises where the Collateral may then be located to inspect the Collateral and to inspect, examine and audit Borrower's books and records with respect to the Collateral. Borrower agrees to pay to CitiCapital the greater of CitiCapital's standard fee or actual costs relating to such examinations immediately upon receipt of CitiCapital's invoice therefor. Provided that Borrower is not in default in any of its obligations to CitiCapital, CitiCapital agrees that (i) it will audit Borrower's books and records with respect to the Collateral no more than twice a year and (ii) the fees and costs payable by Borrower, RDO Construction Equipment Co. and RDO Material Handling Co. for such examinations will not exceed an aggregate of $10,000 per year.


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     (d)  Borrower covenants and agrees that, unless the taxing authority to which the tax is owed agrees to accept payment at a later date without the imposition of a lien on any of the assets of Borrower, Borrower will pay all local, state and federal taxes (including withholding taxes) on or before the date when the same become due. The Federal Taxpayer Identification Number of Borrower is 45-0455406.

4.3 FINANCIAL COVENANTS. The following covenants must be satisfied at all times throughout the term of this Agreement:

     (a) Guarantor must maintain Adjusted Net Worth greater than an amount equal to $60,000,000 plus seventy-five percent (75%) of the positive Consolidated Net Income for the previous fiscal year. The first measurement period, for calculation of Consolidated Net Income, will commence on January 31, 2002.

          "Adjusted Net Worth" shall mean Tangible Net Worth plus Subordinated Indebtedness.

          The term "Tangible Net Worth" shall mean the excess of all tangible assets of the Guarantor and its Subsidiaries over all liabilities of the Guarantor and its Subsidiaries. For these purposes, the term "tangible assets" shall mean such of Guarantor's and its Subsidiaries' assets which have intrinsic and marketable value or collectability, such as real estate, plant and equipment, inventory, accounts receivable, money, negotiable instruments, marketable securities and the like, but shall not include:

          o the amount, if any, by which the Guarantor's and its Subsidiaries' inventory exceeds the lower of cost or market value thereof, or the value of any inventory which is obsolete or damaged or is otherwise deemed by CitiCapital not to be of a marketable quality commensurate with Guarantor's and its Subsidiaries' inventory as a whole;

          o accounts receivable which are deemed by Guarantor or CitiCapital to be uncollectable or which should be subject to a reserve for bad debts in accordance with generally accepted accounting principles, or which are subject to potential claims or setoffs;

          o any asset which is intangible or lacks intrinsic and marketable value or collectability, including but not limited to goodwill, patents, copyrights, trademarks, franchises, organization or research and development costs.

          The term "Subordinated Indebtedness" means all Indebtedness of Guarantor and its Subsidiaries the repayment of which has been subordinated to Indebtedness owing to CitiCapital.

          "Indebtedness" of the Guarantor means without duplication (a) all indebtedness of Guarantor and its Subsidiaries for borrowed money (including reimbursement and all other obligations with respect to letters of credit, bankers' acceptances, surety bonds and performance bonds, whether or not matured) or for the deferred purchase price of property or services, (b) all obligations of Guarantor and its Subsidiaries evidenced by notes, bonds, debentures or similar instruments, (c) all indebtedness of Guarantor and its Subsidiaries created or arising under any conditional sale or other title retention agreement with respect to property acquired by Guarantor or its Subsidiaries (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (d) the capitalized amount of all obligations of Guarantor or its Subsidiaries under any lease of property by Guarantor or any of its Subsidiaries as lessee which would be accounted for as a capital lease on a balance sheet of Guarantor or its Subsidiaries, as determined on a consolidated basis in conformity with GAAP, (e) all guaranty obligations of Guarantor and its Subsidiaries, (f) all obligations of Guarantor or its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any stock or stock equivalents of Guarantor or any of its


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          Subsidiaries, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, and (g) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien upon or in property (including accounts and general intangibles) owned by the Guarantor or any of its Subsidiaries, even though the Guarantor or its Subsidiaries has not assumed or become liable for the payment of such Indebtedness.

          "Consolidated Net Income" means the net income (or loss) of Guarantor and its Subsidiaries for a particular period, determined on a consolidated basis in conformity with GAAP.

     (b) Guarantor must maintain a maximum ratio for any period of Consolidated Total Liabilities for such period minus Subordinated Indebtedness for such period to Adjusted Net Worth for such period of 4.5 to 1.0. This ratio shall be measured on a quarterly basis.

          The term "Consolidated Total Liabilities" means the total liabilities of Guarantor and its Subsidiaries for a particular period, determined on a consolidated basis in conformity with GAAP.

     (c) Guarantor must maintain a minimum Interest Coverage Ratio measured on a quarterly basis as follows:

          2Q03           3Q03            4Q03           2004 through end of term
          -0.75 to 1     -0.25 to 1      1 to 1                 1.5 to 1

          The term "Interest Coverage Ratio" for any period means the ratio of the rolling four quarter (i.e., the most recent and three prior) EBIT of Guarantor and its Subsidiaries for such period to the Interest Expense of Guarantor and its Subsidiaries for such period.

          The term "EBIT" means an amount equal to (a) Consolidated Net Income of Guarantor and its Subsidiaries for such period PLUS (b) the sum of, in each case to the extent included in the calculation of Consolidated Net Income of Guarantor and its Subsidiaries for such period in accordance with GAAP, but without duplication, (i) any provision for income taxes and (ii) interest expense.

          The term "Interest Expense" means, for any period, the difference between the total interest expense of Guarantor and its Subsidiaries for such period determined on a consolidated basis in conformity with GAAP minus any interest income of the Guarantor and its Subsidiaries for such period determined on a consolidated basis in conformity with GAAP.


             5. REPRESENTATION, WARRANTIES AND ADDITIONAL AGREEMENTS

5.1 ADDITIONAL WARRANTIES AND AGREEMENTS. Borrower warrants and agrees that: the Collateral is currently and, subject to ordinary use, will continue to be maintained in good operating condition and repair, and is currently and will continue to be used and operated with care only by personnel experienced in the use of such Collateral in the regular course of Borrower's business and in substantial compliance with all applicable governmental laws and regulations, manufacturer's specifications and the restrictions contained in any insurance policy insuring the Collateral; and, the Collateral is not currently and will not be used in conjunction with the storage, transportation or disposal of substances considered to be toxic or hazardous, as defined in applicable environmental laws, or in conjunction with any activity that would be illegal or would subject the Collateral to confiscation by any governmental entity.

     Borrower further warrants and agrees that: the security interest in the Collateral granted to or retained by CitiCapital is and will continue to be superior to any title to or interest in the Collateral now or hereafter held or claimed by any other party except as specifically agreed to in writing by CitiCapital; the


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     Collateral is free from and will be kept free from all liens, claims, security interests and encumbrances (whether superior or inferior to the interests of CitiCapital) other than that created by this Agreement and except as specifically agreed to in writing by CitiCapital; Borrower will not and will not allow any other party to consign, sell, encumber, pledge, transfer, secrete or otherwise dispose of any of the Collateral without CitiCapital's prior written consent except for sales in the ordinary course of business by Borrower; Borrower will take such action as CitiCapital reasonably requests to perfect or preserve the interests granted to CitiCapital under this Agreement and the first priority of such interests; any Manufacturer's Statement or Certificate of Origin or Certificate of Title relating to the Collateral shall be immediately delivered to CitiCapital in the event of default and, if a Certificate of Title or registration is required for any item of Collateral, Borrower will cooperate with CitiCapital in obtaining the Certificate of Title or registration disclosing the interests of Borrower and CitiCapital in the Collateral; Borrower will defend any action, proceeding or claim affecting the Collateral or the interests of CitiCapital in the Collateral; Borrower shall promptly pay all amounts payable in conjunction with the storage, maintenance or repair of the Collateral and all taxes, assessments, license fees and other public or private charges levied or assessed in conjunction with the operation or use of the Collateral or levied or assessed against the Collateral or this Agreement except for those which are being contested by Borrower in good faith by appropriate proceedings and which do not constitute a lien or encumbrance upon the Collateral.

     Borrower's obligations and liabilities to CitiCapital are absolute and unconditional under all circumstances and regardless of any failure of operation or Borrower's loss of possession of any item of Collateral or the cessation or interruption of Borrower's business for any reason whatsoever. Borrower agrees to notify CitiCapital in writing in the event that Borrower anticipates removing any item of Collateral from the states of Arizona, California, Minnesota, Montana, Nebraska, North Dakota, south Dakota, Texas, Oregon, Nevada, Wisconsin, or Washington for a period in excess of 30 days.

5.2 INSURANCE AND RISK OF LOSS. Borrower will at all times bear all risk of loss of, damage to or destruction of the Collateral. Borrower agrees to immediately procure and maintain insurance on the Collateral for the full insurable value thereof and for the life of this Agreement, containing the same or similar provisions as the insurance policies in place on the Closing Date in the form of "All Risk" or similar insurance (insuring the Collateral for fire, extended coverage, vandalism, theft and collision and containing only those exclusions from coverage which are acceptable to CitiCapital) plus such other insurance as CitiCapital may specify from time to time, all in form and amount and with such insurers satisfactory to CitiCapital. Borrower agrees to deliver promptly to CitiCapital certificates or, if requested, policies of insurance satisfactory to CitiCapital, each with a standard long-form loss-payable endorsement naming CitiCapital or its assigns as loss payee and providing that CitiCapital's rights under such policy will not be invalidated by any act, omission or neglect of anyone other than CitiCapital, and containing the insurer's agreement to give 30 days prior written notice to CitiCapital before any cancellation of or material change in the policy(s) will be effective as to CitiCapital, whether such cancellation or change is at the direction of Borrower or insurer. CitiCapital's acceptance of policies in lesser amounts or risks will not be a waiver of Borrower's obligation to procure insurance complying with the provisions hereof promptly after notice from CitiCapital. Borrower assigns to CitiCapital all proceeds of any physical damage or credit insurance that is maintained by Borrower in accordance herewith, including returned and unearned premiums, up to the amount owing hereunder by Borrower. Borrower directs all insurers to pay such proceeds solely to the order of CitiCapital for application to Borrower's indebtedness to CitiCapital in a manner determined by CitiCapital in its sole discretion.

5.3 PERFORMANCE BY CITICAPITAL. If Borrower fails to perform any of Borrower's obligations under this Agreement, CitiCapital may perform the same for the account of Borrower. Any such action by CitiCapital will be in CitiCapital's sole discretion and CitiCapital will not be obligated in any way to do so. CitiCapital's performance on behalf of Borrower will not obligate CitiCapital to perform the same or any similar act in the future and will not cure or waive Borrower's failure of performance as an event of default hereunder. All sums advanced or costs and expenses incurred by CitiCapital pursuant to this Paragraph, including the reasonable fees of any attorney retained by CitiCapital, will be for the account of Borrower, will constitute indebtedness secured by CitiCapital's security interest in the Collateral, will


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     bear interest at the highest rate allowed by law and will be immediately due and payable, unless CitiCapital, in CitiCapital's sole discretion, agrees otherwise in writing.

5.4  DOCUMENTATION. Prior to any advance hereunder:

     (a) Borrower must have executed and delivered to CitiCapital this Agreement and other documents or instruments as CitiCapital requires to grant, evidence, perfect or record the first priority security interest or lien of CitiCapital in and to the Collateral described in this Agreement.

     (b) Guarantor must have executed and delivered to CitiCapital Guarantor's unconditional continuing guaranty of the payment and performance by Debtor of all of its obligations to CitiCapital (the "Guaranty").

     (c) CitiCapital must have received all documents, instruments, agreements and other items required to be executed or delivered pursuant to this Agreement.

     In the event that the Guarantor notifies CitiCapital of its intention not to guaranty any future advances under this Agreement, CitiCapital will not be obligated to make any such future advances. All documentation and the validity of all phases of the transactions contemplated by this Agreement, including but not limited to the validity and enforceability of any guaranty delivered pursuant to or in conjunction with this Agreement or the Collateral, must be satisfactory and acceptable to counsel for CitiCapital prior to the making of any loan or advance to Debtor.

5.5 DOCUMENTATION FEE. Borrower agrees to pay for CitiCapital's out-of-pocket expenses incurred in connection with the transactions contemplated by this Agreement including, without limitation, filing and recording fees, title searches and the cost of any legal service.


                                   6. DEFAULT

6.1 EVENTS OF DEFAULT. Time is of the essence. An event of default will occur if:

     (a) Borrower fails to pay, within five business days of CitiCapital's notice thereof, any amount owed by it to CitiCapital or any affiliate (including, without limitation, any direct or indirect parent, subsidiary or sister entity), successor or assignee of CitiCapital under this Agreement or if Borrower fails to pay when due any amount owed by it to CitiCapital or any affiliate (including, without limitation, any direct or indirect parent, subsidiary or sister entity), successor or assignee of CitiCapital under any other document, agreement or instrument;(including, without limitation, any direct or indirect parent, subsidiary or sister entity), successor or assignee of CitiCapital or otherwise acquired by CitiCapital or any affiliate of CitiCapital;

     (b) Borrower fails to comply, within five business days of CitiCapital's notice thereof, with any of its agreements hereunder or any warranty made by Borrower in this Agreement, or if Borrower fails to perform or observe any term or provision to be performed or observed by it under any other document, instrument or agreement furnished by Borrower to CitiCapital or any affiliate of CitiCapital or otherwise acquired by CitiCapital or any affiliate of CitiCapital;

     (c) RDO Construction Equipment Co., RDO Material Handling Co., or RDO Financial Services Co. (collectively, the "Affiliates") fails to pay, within five business days of CitiCapital's notice thereof, when due any amount owed by it to CitiCapital or any affiliate (including, without limitation, any direct or indirect parent, subsidiary or sister entity), successor or assignee of CitiCapital under this Agreement or if the Affiliates fail to pay when due any amount owed by it to CitiCapital or any affiliate (including, without limitation, any direct or indirect parent, subsidiary or sister entity), successor or assignee of CitiCapital under any other document, agreement or instrument;

     (d) The Affiliates fail to perform or observe, within five business days of CitiCapital's notice thereof, any term or provision to be performed or observed by it under any other document, instrument or agreement furnished by the Affiliates to CitiCapital or any affiliate of CitiCapital (including, without limitation, any direct or indirect parent, subsidiary or sister entity), successor or assignee of CitiCapital or otherwise acquired by CitiCapital or any affiliate of CitiCapital;

     (e) any information, representation, or warranty furnished by Borrower to CitiCapital or to any affiliate of CitiCapital is materially inaccurate or incorrect as determined by CitiCapital in its sole discretion;

     (f) Borrower becomes insolvent, or ceases to do or is prohibited by any court order or governmental action from conducting business as a going concern;

     (g) any surety or bonding company assumes any of Borrower's responsibilities under any contract or job where such contract or job has a value in excess of $250,000 as a result of Borrower's default in its obligations to such surety or bonding company and Borrower has not cured such default within 30 days of such occurrence;

     (h) Collateral with an aggregate book value equal to or greater than $250,000 is lost, stolen or destroyed and Borrower has not cured such default within 30 days of such occurrence;

     (i) there shall occur an (i) appropriation, (ii) confiscation, (iii) retention, or (iv) seizure of control, custody or possession of Collateral with an aggregate book value equal to or greater than $100,000 by any governmental agency including, without limitation, any municipal, state, federal or other governmental entity or any governmental agency or instrumentality (all such entities, agencies and instrumentalities shall hereinafter be referred to as "Governmental Authority") and Borrower has not cured such default within 30 days of such occurrence;

     (j) if anyone in the control, custody or possession of the Collateral or the Borrower is accused or alleged or charged (whether or not subsequently arraigned, indicted or convicted) by any Governmental Authority to have used the Collateral in connection with the commission of any crime (other than a misdemeanor moving violation) and such allegation relates to Collateral with an aggregate book value equal to or greater than $250,000, and Borrower has not cured such default within 30 days of such occurrence;

     (k) if Borrower attempts to consign or sell any of the Collateral outside of the ordinary course of Borrower's business without the prior written consent of CitiCapital or allows another to do so;

     (l) Borrower files a petition in bankruptcy, or for an arrangement, reorganization, or similar relief, or makes an assignment for the benefit of creditors, or applies for the appointment of a receiver or trustee for a substantial part of its assets or for any of the Collateral, or attempts to take advantage of any process or proceeding for the relief of debtors;

     (m) or if any action described in subparagraph (l) above is taken against Borrower and such action or proceeding is not promptly contested by appropriate proceedings or is not dismissed within 60 days;

     (n) any other party attempts to attach, repossess or execute upon Collateral with an aggregate book value equal to or greater than $100,000 and Borrower has not cured such default within 30 days of such occurrence;

     (o) Borrower ceases to exist as a legal entity, or Borrower or any party in control of Borrower takes any action looking to dissolution of Borrower as a legal entity;


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


     (p) if there is a material change in ownership, management or control of Borrower without the prior written consent of CitiCapital;

     (q) if there shall be a material adverse change in any of the (i) condition (financial or otherwise), business, performance, prospects, operations or properties of the Borrower, (ii) legality, validity or enforceability of this Agreement, (iii) perfection or priority of the lien granted in favor of CitiCapital pursuant to this Agreement, (iv) ability of the Borrower to repay the indebtedness or perform its obligations under this Agreement or (v) rights and remedies of CitiCapital; or

     (r) except for the security interest, lien or reservation of title in favor of CitiCapital or as otherwise granted herein or as specifically agreed to in writing by CitiCapital, there shall be any lien, claim or encumbrance on any of the Collateral.

     CitiCapital's inaction with respect to an event of default will not be a waiver of such default and CitiCapital's waiver of any default will not be a waiver of any other default.

6.2 REMEDIES UPON DEFAULT. Upon the occurrence of an event of default, and at any time thereafter as long as the default continues, CitiCapital may, at its option, with or without notice to Borrower:

     (a)  declare this Agreement to be in default;

     (b)  declare the indebtedness hereunder to be immediately due and payable;

     (c) declare all other debts then owing by Borrower to CitiCapital or any affiliate (including, without limitation, any direct or indirect parent, subsidiary or sister entity), successor or assignee of CitiCapital to be immediately due and payable;

     (d)  cancel any insurance and credit any refund to the indebtedness; and

     (e) exercise all of the rights and remedies of a secured party under the Uniform Commercial Code and any other applicable laws, including, without limitation, the right to require Borrower to assemble the Collateral and deliver it to CitiCapital at a place to be designated by CitiCapital which is reasonably convenient to both parties, and to lawfully enter any premises where the Collateral may be without judicial process and take possession thereof.

     Acceleration of any or all indebtedness, if so elected by CitiCapital, will be subject to all applicable laws including those pertaining to refunds and rebates of unearned charges. Any property other than the Collateral that is in or upon the Collateral at the time of repossession may be taken and held without liability until its return is requested by Borrower. Any sale or other disposition of any of the Collateral may be made at public or private sale or through public auction at the option of CitiCapital. CitiCapital may buy at any sale and become the owner of the Collateral. CitiCapital may sell the Collateral without giving any warranties as to the Collateral. CitiCapital may disclaim any warranties of title, possession, quiet enjoyment, or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. Unless otherwise provided by law, any requirement of reasonable notice which CitiCapital may be obligated to give regarding the sale or other disposition of Collateral will be met if such notice is given to Borrower at least ten days before the time of sale or other disposition. Borrower agrees that CitiCapital may bring any legal proceedings it deems necessary to enforce the payment and performance of Borrower's obligations hereunder in any court in the state of North Dakota, or Texas. The filing by CitiCapital of any action or proceeding with respect to the Collateral or any of Borrower's obligations hereunder will not constitute an election by CitiCapital of CitiCapital's remedies or a waiver of CitiCapital's rights to take possession of the Collateral as provided above. Expenses of retaking, holding, preparing for sale, selling and the like will include
     (a) the reasonable fees of any attorneys retained by CitiCapital, (b) any amounts advanced or expenses incurred by CitiCapital pursuant hereto, and
     (c) all other legal and other expenses incurred by CitiCapital.

     Borrower agrees that they will continue to be liable for and will promptly pay any deficiency remaining after any disposition of Collateral after default and all costs and expenses, including the reasonable fees of any attorney, incurred by CitiCapital in the collection of any such deficiency.


                                   7. NOTICES

     Any notices or consents required or permitted by the terms of this Agreement will be in writing and will be deemed delivered if (a) delivered in person, (b) sent by certified or registered mail, postage prepaid, return receipt requested, (c) sent by means of an overnight carrier such as Federal Express with a delivery receipt required or (d) transmitted by facsimile machine with receipt of such facsimile transmission confirmed, to the such address or fax number as the recipient designates in writing. Notices delivered in person or sent by overnight carrier will be deemed delivered at the time of delivery. Notices sent by mail in accordance with this paragraph will be deemed delivered on the third business day after the deposit of such notice with the United States Post Office. If a notice is sent by facsimile transmission prior to 3:00 p.m. (recipient's time) on a day, which is a normal business day for the recipient, it will be deemed delivered on the date upon which receipt of the transmission by the recipient is confirmed. Any other notice sent by facsimile transmission will be deemed delivered normal business day of the recipient which immediately follows the date upon which receipt of the transmission by the recipient is confirmed.


                              8. GENERAL PROVISIONS

8.1 POWER OF ATTORNEY. Borrower hereby appoints CitiCapital or any officer, employee or designee of CitiCapital or any assignee of CitiCapital (or any designee of such assignee) as Borrower's attorney-in-fact, to, in the event of default, and acting in Borrower's or CitiCapital's name: (a) prepare, execute and submit any notice or proof of loss in order to realize the benefits of any insurance policy insuring the Collateral, and (b) prepare, execute and file any agreement, document, financing statement, instrument (or any other writing or record) that, in CitiCapital's opinion, is necessary to perfect and/or give public notice of the interests of CitiCapital in any collateral that secures or may secure any obligations or indebtedness of Borrower to CitiCapital, and (c) endorse Borrower's name on any remittance representing proceeds of any insurance relating to the Collateral or the proceeds of the sale or other disposition of any of the Collateral (whether or not such disposition is a default hereunder). Borrower agrees to execute and deliver to CitiCapital, upon CitiCapital's request, such documents, writings, records and assurances as CitiCapital deems necessary or advisable for the confirmation or perfection of the security interest in the Collateral and CitiCapital's rights hereunder, including such documents, writings, records and assurances as CitiCapital may require for filing or recording. Borrower authorizes CitiCapital or any officer, employee or designee of CitiCapital or any assignee of CitiCapital (or any designee of such assignee) to file a financing statement describing the Collateral as well as any assets of the Borrower other than the Collateral described herein. These powers are coupled with an interest and are irrevocable so long as any indebtedness secured hereunder remains unpaid.

8.2 ASSIGNMENT. Borrower will not assign this Agreement without the prior written consent of CitiCapital. CitiCapital, or any assignee or successor of CitiCapital shall have the right to transfer, sell or assign all or any portion of this Agreement or the indebtedness or obligations hereunder, with notice, but without acknowledgment or consent from Borrower. Upon assignment, the term "CitiCapital" shall mean and refer to any assignee who is the holder of this Agreement. The assignor will not be the assignee's agent for any purpose. Borrower waives and will not assert against any assignee of Borrower any claims, counterclaims, claims in recoupment, abatement, reduction, defenses or set-offs for breach of warranty or for any other reason that Borrower could assert against CitiCapital, except defenses that cannot be waived under the Uniform Commercial Code. Upon full payment of all obligations secured by this Agreement, the assignee may deliver all original papers to the assignor for Borrower.

8.3 PRIVACY WAIVER. CitiCapital may receive from and disclose to any individual, corporation, business trust, association, company, partnership, joint venture, or other entity (herein collectively, the "Entity"), including, without limiting the generality of the foregoing, CitiCapital's parent or any affiliate or any subsidiary of CitiCapital and any credit reporting agency or other entity whether or not related to CitiCapital for any purpose SOLELY RELATED TO THE EXTENSION OF CREDIT TO BORROWER HEREUNDER OR THE OBLIGATIONS OF PARTIES UNDER THIS AGREEMENT, information about Borrower's accounts, credit application and credit experience with CitiCapital and Borrower authorizes any Entity to release to CitiCapital any information related to Borrower's accounts, credit experience and account information regarding the Borrower. This shall be continuing authorization for all present and future disclosures of Borrower's account information, credit application and credit experience on Borrower made by CitiCapital, or any Entity requested to release such information to CitiCapital.

8.4 LOCATION OF BORROWER. (i) If Borrower is a corporation, limited liability company, limited partnership or other registered organization, its state of incorporation is in the state set forth immediately below its signature on the last page of this Agreement; (ii) if Borrower is an individual, his/her principal place of residence is at the address set forth immediately below his/her signature on the last page of this Agreement; (iii) if Borrower is an organization, its place of business or if it has more than one place of business its chief executive office, is located at the address set forth immediately below its signature on the last page of this Agreement. Borrower agrees that it will not, without the prior written consent of CitiCapital, change its state of organization if it is a corporation, limited liability company, limited partnership or other registered organization or the location of its chief executive office or its place of business if it is an organization. If Borrower is an individual, Borrower must notify CitiCapital in writing of a change in his/her principal place of residence 30 days prior to such change.

8.5 PAYMENT PROCESSING. Borrower hereby agrees that any payments made by Borrower hereunder by check and received by CitiCapital at an address other than the address specified on the related invoice may be replaced by CitiCapital with a substitute instrument of equal amount and presented to Borrower's financial institution for payment from the account referenced on the check from Borrower. If Borrower sends any payment hereunder by check to CitiCapital at an address other than the one specified on the related invoice, then Borrower shall be deemed to have authorized CitiCapital to substitute such check with an instrument of equal amount and present the substitute instrument to CitiCapital's financial institution for payment from the account referenced on Borrower's check.

8.6  MISCELLANEOUS.

     (a) All of CitiCapital's rights hereunder are cumulative and not alternative.

     (b) All of the terms and provisions hereof will apply to and be binding upon Borrower, and their representatives, successors and assigns and will inure to the benefit of CitiCapital, its successors and assigns.

     (c) BORROWER AND CITICAPITAL HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE TRANSACTION CONTEMPLATED HEREBY.

     (d) BORROWER HEREBY EXPRESSLY WAIVES NOTICE OF NONPAYMENT, PRESENTMENT, PROTEST, DISHONOR, DEFAULT, INTENT TO ACCELERATE THE MATURITY HEREOF AND OF ACCELERATION OF THE MATURITY HEREOF.

     (e) No waiver or change in this Agreement or in any related note will be binding upon CitiCapital, or CitiCapital's assignee, unless such waiver or change is in writing and signed by one of its officers and any such waiver or change will then be effective only upon the terms and to the extent provided in such writing.

     (f) The acceptance by CitiCapital of any remittance from a party other than the obligor on the related indebtedness will in no way constitute CitiCapital's consent to the transfer of any of the Collateral to such party.


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


     (g) Any captions or headings included in this Agreement are for convenience of reference only and will not limit or otherwise affect the meaning of any provision contained in this Agreement.

     (h) Any provision contained herein which is contrary to, prohibited by or invalid under applicable laws or regulations will be deemed inapplicable and omitted from this Agreement, but will not invalidate the remaining provisions hereof.


                                    INSURANCE

     PHYSICAL DAMAGE INSURANCE COVERING THE COLLATERAL IS REQUIRED. BORROWER CAN FURNISH THIS INSURANCE THROUGH AN AGENT OR BROKER OF BORROWER'S CHOICE. BORROWER HEREBY AUTHORIZES CITICAPITAL AND ANY ASSIGNEE TO RELEASE TO ANY INSURANCE COMPANY AFFILIATED WITH CITICAPITAL ANY INFORMATION RELATING TO A CONTRACT OR POLICY OF INSURANCE, WHICH IS PROVIDING OR MAY PROVIDE INSURANCE COVERAGE AGAINST PHYSICAL DAMAGE TO THE COLLATERAL.

     THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     THIS AGREEMENT WILL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH DAKOTA.

RDO CONSTRUCTION EQUIPMENT CO.                CITICAPITAL COMMERCIAL CORPORATION

By: /s/ Steven B. Dewald                      By: /s/ James C. Chesser
    ------------------------------------          ------------------------------
Title:  CFO                                   Title: VP
        --------------------------------             ---------------------------

State of Organization: North Dakota
                       -----------------

Chief Executive Office:
       2829 South University Drive
----------------------------------------
       Fargo, ND 58103
----------------------------------------


Acknowledged and agreed to this 25th day
                                ----
of October, 2002
   -------------


RDO EQUIPMENT CO.

By: /s/ Steven B. Dewald
    ------------------------------------
Title: CFO
       ---------------------------------


AD102181 (Rev. 10/14/02)





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